Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of L Brands, Inc. and, with respect to the Registration Statements on Forms S-3 and S-4, in the related Prospectus of L Brands, Inc.:

Registration Statement (Form S-3 ASR No. 333-191968)
Registration Statement (Form S-4 No. 333-163026)
Registration Statement (Form S-8 No. 33-49871)
Registration Statement (Form S-8 No. 333-110465)
Registration Statement (Form S-8 No. 333-04927)
Registration Statement (Form S-8 No. 333-04941)
Registration Statement (Form S-8 No. 333-118407)
Registration Statement (Form S-8 No. 333-161841)
Registration Statement (Form S-8 No. 333-176588)
Registration Statement (Form S-8 No. 333-206787)
Registration Statement (Form S-4 No. 333-209114)
Registration Statement (Form S-3 ASR No. 333-209236);

of our reports dated March 17, 2017, with respect to the consolidated financial statements of L Brands, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of L Brands, Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended January 28, 2017.

/s/ Ernst & Young LLP

Grandview Heights, Ohio
March 17, 2017